LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
Pursuant to the Offer to Purchase Dated September 1, 2021 By
ISABELLA BANK CORPORATION
of
Up to $20,000,000 of its Shares of Common Stock
At a Purchase Price Not Less Than $23.00 Per Share and Not More Than $27.00 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 13, 2021, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED.

Mail this Letter of Transmittal, together with any certificate(s) representing your shares, to:

By Mail:
Broadridge, Inc., Attn: BCIS Re‐Organization Dept.
P.O. Box 1317, Brentwood, NY 11717‐0718 By UPS, FedEx or Courier:
Broadridge, Inc., Attn: BCIS IWS
51 Mercedes Way, Edgewood, NY 11717

You should use this Letter of Transmittal if you are tendering physical certificates, shares held in your account under the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (the “DRIP”) or are causing the shares to be delivered by book‐entry transfer to the Depositary’s account at The Depository Trust Corporation (“DTC”, which is hereinafter referred to as the “Book‐Entry Transfer Facility”) pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

Description of Shares Tendered
Shares Surrendered (Attach additional list if necessary)
Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on Share Certificate(s))	Certificate Number(s) and/or indicate Book‐Entry or only if applicable indicate “DRIP”(1)	Total Number of Shares Represented by Certificate(s)/ DRIP(2)	Book‐Entry Shares Tendered(3)	Total Number of Shares

Total Shares

(1)If tendered shares are held in the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, indicate by writing “DRIP.”

(2)If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of shares you wish to tender. Otherwise, all Shares represented by Share Certificates delivered to the Depositary Agent will be deemed to have been tendered. See Instruction 4.

(3)If shares are held in Book‐Entry form you must indicate the number of shares you are tendering.

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) for the tender offer. Deliveries to Isabella Bank Corporation (the “Corporation”), or to the Book‐Entry Transfer Facility will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Letter of Transmittal (see pages 9-14) should be read carefully before this Letter of Transmittal is completed.

This Letter of Transmittal is to be used only if certificates for shares are to be forwarded herewith or if shares are held in book‐entry form on the records of the Depositary.

Please note the following:
1.If you want to participate in the tender offer and wish to maximize the chance of having the Corporation accept for payment shares you are tendering, you should check the box marked “Shares Tendered at Price Determined Pursuant to the Tender Offer” below and complete the other portions of this Letter of Transmittal as appropriate. If you agree to accept the Purchase Price determined by the Corporation in accordance with the terms of the tender offer, your shares will be deemed to be tendered at the minimum price of $23.00 per share. YOU SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $23.00 PER SHARE.

2.If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER” below and complete the other portions of this Letter of Transmittal as appropriate.

3.If you desire to tender shares in the tender offer, but you cannot deliver your shares and all other required documents to the Depositary by the Expiration Time (as defined in the Offer to Purchase) or cannot comply with the procedures for book‐entry transfer on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2.

4.If any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated you should call Debra A. Campbell, Secretary, Isabella Bank Corporation at (989) 779‐6237, regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact Debra A. Campbell, Secretary, immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 13.

5.Tender of Shares Held in Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP”)

Complete this section if you want to tender shares held in the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan. Please check only one box. If you check more than one box, or you check the second box but do not indicate a number of shares, none of the shares held in your DRIP account will be tendered.

☐	I instruct the plan administrator to tender ALL of the shares credited to my DRIP account.
☐	I instruct the plan administrator to tender the following number of shares credited to my DRIP account.
Number of Shares:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
ODD LOTS
(See Instruction 6)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned:

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Isabella Bank Corporation, a Michigan corporation (the “Corporation”), the above‐described shares of Common Stock, without par value (the “shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 1, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, which collectively with this Letter of Transmittal, as amended or supplemented from time to time, constitute the “tender offer”. The Corporation also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal and regulatory requirements.

Subject to, and effective upon, acceptance for payment of and payment for the shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Corporation all right, title and interest in and to all the shares that are being tendered hereby and appoints the Depositary the true and lawful agent and attorney‐in‐fact of the undersigned with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(1)deliver certificates for such shares, or transfer ownership of such shares on the account books maintained by the Book‐Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Corporation;

(2)present such shares for transfer and cancellation on the books of the Corporation; and

(3)cause the Corporation to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the tender offer.

The undersigned understands, upon the terms and subject to the conditions of the tender offer, the Corporation will determine a single per share purchase price (the “Purchase Price”), which will not be less than $23.00 per share and not more than $27.00 per share, that will allow it to purchase a number of shares having an aggregate purchase price of $20,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer. The undersigned understands that the Corporation will select the lowest Purchase Price (in multiples of
$0.25) within the price range specified above that will allow the Corporation to purchase that number of shares having an aggregate purchase price of $20,000,000, or a lower amount depending on the number of shares properly tendered and not properly withdrawn pursuant to the tender offer, at a price which will be not less than $23.00 per share and not more than $27.00 per share in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law and regulation. The undersigned understands that all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn will be purchased at the Purchase Price, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the tender offer, including its proration provisions, “odd lot” provisions and conditional tender provisions. The Corporation will return at its expense all other shares, including shares tendered at prices greater than the Purchase Price and not properly withdrawn and shares not purchased because of proration or conditional tenders, promptly following the Expiration Time.

The undersigned hereby represents and warrants that the undersigned:

(1)has a net long position in shares at least equal to the number of shares being tendered;

(2)has full power and authority to tender, sell, assign and transfer the shares tendered hereby and that, when the same are accepted for payment by the Corporation, the Corporation will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

(3)will, upon request, execute and deliver all additional documents deemed by the Depositary or the Corporation to be necessary or desirable to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Corporation upon the terms and subject to the conditions of the tender offer, which agreement will be governed by, and construed in accordance with, the laws of the State of Michigan. The undersigned acknowledges that under no circumstances will the Corporation pay interest on the Purchase Price.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Corporation may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the Purchase Price of any shares purchased (less any applicable withholding taxes), and return any shares not tendered or not purchased, in the name(s) of the undersigned or, in the case of shares tendered by book‐entry transfer, by credit to the account at the Book‐Entry Transfer Facility designated above (or, in the case of shares held in the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP”), by credit to the DRIP account designated above). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Purchase Price of any shares purchased (less any applicable withholding taxes) and any certificates for shares not tendered or not purchased to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the Purchase Price of any shares purchased (less any applicable withholding taxes) and return any shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated.

The undersigned recognizes that the Corporation has no obligation, pursuant to the “Special Payment Instructions,” to transfer any shares from the name of the registered holder(s) thereof, if the Corporation does not accept for payment any of the shares so tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)    SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER,” the undersigned tenders shares at the price checked. This action could result in none of the shares tendered hereby being purchased if the Purchase Price determined by the Corporation in accordance with the terms of the tender offer is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER DIFFERENT SHARES AT DIFFERENT PRICES MUST COMPLETE A SEPARATE LETTER OF TRANSMITTAL FOR EACH TENDER. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $23.00	☐ $23.75	☐ $24.50	☐ $25.25	☐ $26.00	☐ $26.75
☐ $23.25	☐ $24.00	☐ $24.75	☐ $25.50	☐ $26.25	☐ $27.00
☐ $23.50	☐ $24.25	☐ $25.00	☐ $25.75	☐ $26.50

‐OR‐

(2)    SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “SHARES TENDERED AT PRICE
DETERMINED BY SHAREHOLDER,” the undersigned tenders shares at the Purchase Price, as shall be determined by the Corporation in accordance with the terms of the tender offer. For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $23.00 per share.

☐    The undersigned wants to maximize the chance of having the Corporation purchase shares the undersigned is tendering (subject to the proration and priority provisions of the tender offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Corporation in accordance with the terms of the tender offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE PAID FOR SHARES IN THE TENDER OFFER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $23.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THE UNDERSIGNED WILL BE DEEMED TO NOT HAVE VALIDLY TENDERED ITS SHARES.

CONDITIONAL TENDER
(See Instruction 14)

A tendering shareholder may condition his, her or its tender of shares upon the Corporation purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares that you indicate below is purchased by the

Corporation pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased, if any are purchased, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his, her or its shares and checked the box below:

☐ The tendered shares represent all shares held by the undersigned.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 7, 8 and 9)

To be completed ONLY if the check for the Purchase Price of shares purchased (less any applicable withholding taxes) is to be issued in the name of someone other than the undersigned.

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

Name(s)
(Please Print)

Address(es)

                   ___________________________

(RECIPIENT MUST COMPLETE AND RETURN THE ATTACHED IRS FORM W‐9 OR AN APPLICABLE IRS FORM W‐8)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the Purchase Price of shares purchased (less any applicable withholding taxes) is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

If you have completed this section, your signature on the face of this Letter of Transmittal must be guaranteed by a bank, broker or other financial institution that is a member of a Securities Transfer Association-approved medallion program such as STAMP, SEMP or MSP.

Name(s)
(Please Print)

Address(es)

                   ___________________________

SIGN HERE
(Please also complete the attached IRS Form W‐9 or an applicable IRS Form W‐8)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by persons(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney‐in‐fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 7.)

Signature of Owner:

Signature of Owner:

Name(s):
___________________________

(Please Print)

Dated: , 2021 Capacity (full title): Address:
(MAKE ANY ADDRESS CORRECTION, THIS WILL BE A PERMANENT ADDRESS CHANGE) APPLY MEDALLION GUARANTEE STAMP BELOW

GUARANTEE OF SIGNATURE(S) (If required, see Instructions 1 and 7)
Authorized Signature
Name(s)
Title
Name of Firm
Address (Area Code) Telephone Number
Dated: , 2021

● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● Place Medallion Stamp Here ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ● ●

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.    Guarantee of Signatures. No signature guarantee is required if either: (a) this Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate(s) for the shares tendered with this Letter of Transmittal or (b) in the case of book‐entry shares, on the records of the Depositary, and payment and delivery are to be made directly to such registered holder and such registered holder has not completed the box entitled “Special Payment Instructions”. See Instruction 9.

2.    Delivery of Letter of Transmittal and Shares; Guaranteed Delivery Procedure. You must use this Letter of Transmittal to forward certificates for shares, to tender any/all shares held in book‐ entry form on the records of the Depositary (or if the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary) or tendering shares held in the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan. Certificates for all physically tendered shares along with a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be delivered to the Depositary at or before the Expiration Time.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DEPOSITARY BY 5:00 P.M. ON OCTOBER 13, 2021. DELIVERY OF THESE DOCUMENTS TO THE DEPOSITARY’S P.O. BOX AT THE EXPIRATION TIME DOES NOT CONSTITUTE RECEIPT BY THE DEPOSITARY. GUARANTEED DELIVERIES WILL BE ACCEPTED VIA EMAIL UNTIL THE EXPIRATION TIME.

Guaranteed Delivery. If you cannot deliver your shares and all other required documents to the Depositary by the Expiration Time or the procedure for book‐entry transfer cannot be completed on a timely basis, you must tender your shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure:

(a)    such tender must be made by or through an Eligible Institution;

(b)    a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Corporation must be received by the Depositary by the Expiration Time, including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

(c)    the certificates for all physically delivered shares, or a confirmation of a book‐entry transfer of all shares delivered electronically into the Depositary’s account at the Book‐Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal with any required signature guarantees or an Agent’s Message and any other documents required by this Letter of Transmittal, must be received by the Depositary within two trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of all documents, including share certificates, is at your option and risk. If you choose to deliver the documents by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by Section 6 of the Offer to Purchase, the Corporation will not accept any alternative, conditional or contingent tenders, and no fractional shares will be purchased. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the shares.

3.    Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” is inadequate, then you should list the certificate numbers and/or the number of shares on a separate signed schedule attached hereto.

4.    Partial Tenders. If you wish to tender fewer than all of the shares represented by any certificates that you deliver to the Depositary, fill in the number of shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the shares represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable after the expiration or termination of the tender offer. Unless you indicate otherwise, all shares represented by certificates delivered to the Depositary will be deemed to have been tendered. In the case of shares tendered by book‐entry transfer at the Book‐Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering shareholder at the Book‐Entry Transfer Facility. In each case, shares will be returned or credited without expense to the shareholder.

5.    Indication of Price at Which Shares are Being Tendered. For shares to be properly tendered, the shareholder MUST either (1) check the box indicating the price per share at which such shareholder is tendering shares under the section captioned “Shares Tendered at Price Determined by shareholder” or (2) check the box in the section captioned “Shares Tendered at Price Determined Pursuant to the Tender Offer” in order to maximize the chance of having the Corporation purchase the shares tendered (subject to the proration and priority provisions). For purposes of determining the Purchase Price, shares that are tendered by shareholders agreeing to accept the Purchase Price determined in the tender offer will be deemed to be tendered at the minimum price of $23.00 per share. Selecting option (1) could result in none of the shareholder’s tendered shares being purchased if the Purchase Price for the shares turns out to be less than the price selected by the shareholder. Selecting option (2) may lower the Purchase Price paid for shares in the tender offer and could result in the shareholder receiving the minimum price of $23.00 per share. Only one box under (1) or (2) may be checked. If more than one box is checked, or if no box is checked, the shares will be deemed to not have been properly tendered. A shareholder wishing to tender portions of such shareholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such shareholder wishes to tender each such portion of such shareholder’s shares. The same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase.

6.    Odd Lots. As described in Section 1 of the Offer to Purchase, if the Corporation purchases less than all shares tendered and not withdrawn before the Expiration Time, the shares purchased first will consist of all shares tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares and who tenders all of such shares. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.

7.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a)Exact Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

(b)Joint Holders. If any of the shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)Different Names on Certificates. If any of the shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d)Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Purchase Price is to be made, or shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney‐in‐fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

8.    Stock Transfer Taxes. Except as provided in this Instruction 8, the Corporation will pay all stock transfer taxes, if any, payable on the transfer of any shares to the Corporation pursuant to the tender offer. If, however, payment of proceeds in respect of any shares purchased is to be made to, or shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or tendered shares are registered in the name of any person other than the name of the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the proceeds payable by the Depositary, unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted prior to such payment.

9.    Special Payment and Delivery Instructions. If the check for the Purchase Price of any shares purchased is to be issued and any shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check and any certificates for shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the boxes captioned “Special Delivery Instructions” and/or “Special Payment Instructions” on this Letter of Transmittal should be completed. Transfer taxes may apply if either the box captioned “Special Delivery Instructions” or “Special Payment Instructions” on this Letter of Transmittal is completed. See Instruction 8. There may be other tax implications resulting from the transfers, please consult your own tax advisor.

10.    Withholding. Under U.S. federal income tax laws, the Depositary may be required to withhold a portion of the amount of any payments made to certain shareholders or other payees pursuant to the tender offer. In order to avoid such backup withholding (currently at a rate of 24%), each tendering shareholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Depositary with such shareholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such shareholder or payee is not subject to such backup withholding by completing the attached IRS Form W‐9. Certain shareholders or payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt shareholders or other payees that are United States persons (for U.S. federal income tax purposes) should indicate their exempt status on the attached IRS Form W‐9.

A tendering shareholder or other payee who is a foreign person (for U.S. federal income tax purposes) should complete, sign, and submit to the Depositary the appropriate IRS Form W‐8. An IRS Form W‐8 may be obtained from the Depositary or downloaded from the Internal Revenue Service’s website at http://www.irs.gov . Failure to complete the IRS Form W‐9 or the appropriate IRS Form W‐8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount otherwise payable pursuant to the tender offer. As described in the Offer to Purchase, a tendering shareholder or other payee that is a foreign person (for U.S. federal income tax purposes) must provide to the Depositary a properly completed and executed appropriate IRS Form W‐8 and any other required documentation in order to establish that it is exempt from, or entitled to a reduced rate of, U.S. federal withholding tax with respect to payments of gross proceeds pursuant to the tender offer. Shareholders or other payees that are foreign persons (for U.S. federal income tax purposes) should consult their own tax advisors regarding the particular tax consequences to them of selling shares pursuant to the tender offer.

11.    Irregularities. The Corporation will determine all questions as to Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. The Corporation reserves the right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Corporation’s counsel, be unlawful. The Corporation also reserves the right to waive any defect or irregularity in the tender of any particular shares. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Corporation shall determine. None of the Corporation, the Information Agent, the Depositary or any other person is or will be under any duty to give notification of any defect or irregularity in tenders, and none of them will incur any liability for failure to give any such notice.

12.    Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at her address and telephone number set forth below.

13.    Lost, Stolen, Destroyed or Mutilated Certificates. If your certificate or certificates for part or all of your shares has been lost, stolen, destroyed or mutilated, you should call Debra A. Campbell, Secretary, Isabella Bank Corporation, at (989) 779‐6237 regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact Debra A. Campbell, Secretary, immediately in order to receive further instructions, for a determination as to whether you will need to post a bond and to permit timely processing of this documentation.

14.    Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal or, if applicable, the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal or the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of shares that must be purchased if any are to be purchased.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Corporation accepts conditional tenders and may result in shares tendered pursuant to a conditional tender being deemed withdrawn if the minimum number of shares would not be purchased. If, because of proration, the minimum number of shares that you designate will not be purchased, the Corporation may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your shares and check the box so indicating. Upon selection by random lot, if any, the Corporation will limit its purchase in each case to the designated minimum number of shares.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. If you are an “odd lot” holder and you tender all of your shares, you cannot conditionally tender, since your shares will not be subject to proration. Each shareholder is urged to consult his, her or its own tax advisor.

15.    Dividend Reinvestment and Employee Stock Purchase Plan. You may tender shares that you hold through the Dividend Reinvestment and Employee Stock Purchase Plan (“DRIP”) by indicating in the appropriate space in the box captioned “Description of Shares Tendered” on the cover page of this Letter of Transmittal and indicating the number of DRIP shares tendered. In addition, you must complete the box in this Letter of Transmittal entitled “Tender of Shares Held in Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan” by choosing the option to tender all of your shares in the plan account or the option to tender a specific number of shares held in your plan account (if the box is not completed, no shares held in your plan account will be tendered). You must tender your shares and submit the Letter of Transmittal in accordance with the procedures outlined therein at any time before 5:00 p.m., Friday, October 8, 2021 which is 5 days prior to the expiration of the tender offer which will be 5:00 p.m., October 13, 2021. You may withdraw any shares held in the DRIP that you have tendered at any time before 5:00 p.m., Friday, October 8, 2021, which is 5 days prior to the expiration of the tender offer which will be 5:00 p.m., October 13, 2021. See Section 3 of the Offer to Purchase.

As with shares held outside the DRIP, you may submit portions of the shares held in your DRIP account at different prices, but you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

Shares held in a DRIP account are counted as being owned beneficially or of record when calculating whether a shareholder is an odd lot holder. If a participant in the DRIP is an odd lot holder and wants to obtain the benefit of the odd lot priority, the participant must complete the box in this Letter of Transmittal entitled “Odd Lots” and must tender all of the holders shares held in both the holder’s DRIP account and outside such account.

IMPORTANT: THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED (OR CONFIRMATION OF BOOK‐ENTRY TRANSFER) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BEFORE 5.00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 2021, OR THE TENDERING SHAREHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.